Exhibit 4.3


                        FIRST AMENDMENT TO LOAN AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Agreement") made and delivered this 1st day of August, 2003, by and between TECSTAR MANUFACTURING CANADA LIMITED (the "Company") and COMERICA BANK, a Michigan banking corporation and foreign bank under the Bank Act (Canada) through its Canadian Branch carrying on business under the name Comerica Bank, Canadian Branch (the "Bank").

                                   WITNESSETH:

     WHEREAS, the Company and the Bank entered into that certain Loan Agreement dated April 30, 2003 (the "Loan Agreement");

     WHEREAS, the Company and the Bank desire to amend the terms of the Loan Agreement pursuant to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises above set forth, the covenants, promises and agreements hereinafter described and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Bank agree that the Loan Agreement is amended as follows:

     1. The defintion of Revolving Maturity Date set forth in Section 1.1 is amended to read as follows:

          "Revolving Maturity Date" shall mean October 1, 2004."

     2. Section 9.11 of the Agreement is amended to read in its entirety as follows:

          "The Borrower  shall  maintain  at all times on a combined  basis with
               Tecstar:

          (a) A ratio of Total Debt to Tangible Net Worth of not more than the following amounts during the periods specified below:

                  December 31, 2002 through September 29, 2003       10.0 to 1.0
                  September 30, 2003 through March 30, 2004           6.0 to 1.0
                  March 31, 2004 and thereafter                       5.0 to 1.0

          (b) A Tangible Net Worth of not less than the following amounts during the periods specified below:

                  December 31, 2002 through March 30, 2003          $1,000,000
                  March 31, 2003 through June 29, 2003              $1,500,000
                  June 30, 2003 through September 29, 2003          $2,000,000
                  September 30, 2003 through December 30, 2003      $2,500,000
                  December 31, 2003 through March 30, 2004          $2,750,000
                  March 31, 2004 through June 29, 2004              $3,000,000
                  June 30, 2004 through September 29, 2004          $3,250,000
                  September 30, 2004 and thereafter                 $3,500,000

          (c) Working Capital of not less than the following amounts during the periods specified below:

                  December 31, 2002 through March 30, 2003          ($2,500,000)
                  March 31, 2003 through June 29, 2003              ($2,250,000)
                  June 30, 2003 through September 29, 2003          ($2,000,000)
                  September 30, 2003 through December 30, 2003      ($1,750,000)
                  December 31, 2003 through March 30, 2004          ($1,500,000)
                  March 31, 2004 through June 29, 2004              ($1,250,000)
                  June 30, 2004 through September 29, 2004          ($1,000,000)
                  September 30, 2004 and thereafter                 ($750,000)"


     3. All representations, warranties, promises, covenants, or undertakings expressly or impliedly made by the Company in the Loan Agreement are hereby expressly ratified and confirmed as of the date hereof.

     4. Except to the extent expressly modified by this Agreement, all terms and conditions of the Loan Agreement shall remain in full force and effect, and the Bank reserves unto itself all rights and privileges granted thereunder.

     5. Company agrees to pay all expenses incurred by the Bank in connection with this Amendment, including but not limited to the costs of the Bank's outside legal counsel.

     6. Company hereby waives, discharges, and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders, successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Company has or may have had at any time up through and including the date of this First Amendment to Loan Agreement, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Company or whether any such claims, causes of action, allegations or assertions arose as a result of Bank's actions or omissions in connection with the Loan Agreement, any amendments, extensions, or modifications thereto, or Bank's administration of the Indebtedness.

     7. This Amendment shall be effective upon execution hereof by Company and Bank and execution by Tecstar, LLC of the attached Acknowledgment.


     IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO LOAN AGREEMENT as of the day and year first above written.


                                COMERICA BANK,
                                CANADA BRANCH



                                By: /s/ Michael H. Cliff
                                   ---------------------------------------------
                                    Michael H. Cliff


                                Its: Vice President
                                    --------------------------------------------



                                TECSTAR MANUFACTURING
                                CANADA LIMITED



                                By: /s/ Michael H. Schoeffler
                                   ---------------------------------------------

                                Its: President and Chief Operating Officer
                                    --------------------------------------------


                                 ACKNOWLEDGMENT


     The undersigned executed and delivered to the Bank a Guaranty dated August 1, 2003. The undersigned acknowledges the foregoing Amendment and confirms that its obligations under the Guaranty remain in full force and effect subject to no defense, setoff or counterclaim.



                                TECSTAR, LLC


                                By: /s/ Michael H. Schoeffler
                                   ---------------------------------------------

                                Its: President and Chief Operating Officer
                                    --------------------------------------------